Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 8, 2009, except for Note 18 for which the date is October 16, 2009 relating to the financial statements and financial statement schedule of Cellu Tissue Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

December 4, 2009